SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                 Current Report Pursuant to Section 13 or 15(d)
                     of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) September 12, 2002
                                                        ------------------

             PS Partners VI, Ltd., a California Limited Partnership
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

        California                   0-14477                  95-3979727
        ----------                   -------                  ----------
    (State or other juris-          (Commission             (IRS Employer
   diction of incorporation)        File Number)          Identification No.)

              701 Western Avenue, Glendale, California     91203-1241
          ------------------------------------------------ ----------
              (Address of principal executive office)      (Zip Code)

        Registrant's telephone number, including area code (818) 244-8080
                                                           --------------

                                       N/A
                                      -----
          (Former name or former address, if changed since last report)


 Item 5. Other Events
         ------------

         On September 12, 2002, Public Storage, Inc. ("PSI"), through a wholly-owned subsidiary, acquired all of the 55,032 units of limited partnership interest ("Units") in PS Partners VI, Ltd., a California Limited Partnership (the "Partnership") that were not previously owned by PSI. PSI's acquisition of the 55,032 Units was accomplished through the merger of PS Partners VI Merger Co., Inc., a wholly-owned, second tier subsidiary of PSI, into the Partnership. In the merger, the 55,032 Units were converted into an aggregate of approximately (i) 558,000 shares of PSI common stock (at the rate of 17.063 shares of PSI common stock per Unit) and (ii) $12,341,238 in cash (at the rate of $546 per Unit). The amounts set forth above exclude, in each case, a cash distribution of $7.66 per Unit (such cash distribution was paid on all of the 150,000 Units in the Partnership). As a result of the merger, (i) PSI, through a wholly-owned subsidiary, owns all of the 150,000 Units in the Partnership and
(ii) PSI and B. Wayne Hughes retain their general partner interests in the Partnership, and the Partnership remains in existence.

Item 7.  Financial Statements and Exhibits
         ---------------------------------

         (c) Exhibits.

         (2) Agreement and Plan of Reorganization by and among Public Storage, Inc., PS Partners VI Merger Co., Inc. and PS Partners VI, Ltd., a California Limited Partnership dated as of April 12, 2002. Filed as Exhibit 2 to the Partnership's Current Report on Form 8-K dated April 12, 2002 and incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         PS PARTNERS VI, LTD., A
                                         CALIFORNIA LIMITED PARTNERSHIP

                                         By: PUBLIC STORAGE, INC.,
                                             General Partner


                                             By: /S/ DAVID GOLDBERG
                                                 ------------------
                                                 David Goldberg
                                                 Vice President

Date:  September 17, 2002